UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 24, 2021

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	INUV	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 1.01    Entry into a Material Definitive Agreement.

On February 24, 2021, Vertro, Inc. (“Vertro”), a wholly-owned subsidiary of Inuvo, Inc. (“Inuvo”) entered into a Google Services Agreement (the “Agreement”) with Google LLC (“Google”), effective as of March 1, 2021.

Under the Agreement, Vertro has agreed to utilize Google’s WebSearch Service and AdSense For Search on approved websites. The term of the Agreement is from March 1, 2021 to February 28, 2023, unless terminated earlier in accordance with the terms of the Agreement. The Agreement contains customary termination provisions.

The summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1*#	Google Services Agreement by and between Vertro, Inc. and Google LLC, dated as of February 24, 2021, and effective as of March 1, 2021.

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to Inuvo if publicly disclosed.

# Schedules, exhibits and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Inuvo agrees to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: March 1, 2021	By:	/s/ John Pisaris
John Pisaris, General Counsel